EXHIBIT 32

SECTION 1350 CERTIFICATIONS OF CEO AND CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the annual report on Form 10-K of Bemis Company, Inc. for the year ended December 31, 2016 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bemis Company, Inc.

/s/ William F. Austen	/s/ Michael B. Clauer
William F. Austen, President and Chief Executive Officer	Michael B. Clauer, Senior Vice President and Chief Financial Officer
February 17, 2017	February 17, 2017